Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-73680 and No. 333-84724 on Form S-8 of Callaway Golf Company, of our report dated June 28, 2006, relating to the financial statements and financial statement schedule of Callaway Golf Company 401(K) Retirement Investment Plan, appearing in this Annual Report on Form 11-K of Callaway Golf Company 401(K) Retirement Investment Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Costa Mesa, California

June 28, 2006